SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        December 20, 2001
                                                  ------------------------------


                              THE SOUTHERN COMPANY
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             (Exact name of registrant as specified in its charter)


       Delaware                      1-3526            58-0690070
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(State or other jurisdiction      (Commission         (IRS Employer
     of incorporation)            File Number)      Identification No.)


     270 Peachtree Street, NW, Atlanta, Georgia                30303
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     (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code       (404)506-5000
                                                     ---------------------------


                                      N/A
         (Former name or former address, if changed since last report.)



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Item 5.         Other Events.
                ------------

         Reference is made to Note 3 to the financial statements of The Southern Company ("SOUTHERN") and Georgia Power Company ("GEORGIA") in Item 8 of the Form 10-K for the fiscal year ended December 31, 2000 of SOUTHERN and GEORGIA, respectively, for information concerning a three-year rate order approved by the Georgia Public Service Commission (the "Georgia PSC") effective January 1, 1999. The order decreased annual retail rates by $262 million effective January 1, 1999 and by an additional $24 million effective January 1, 2000. The order further provided for $85 million each year, plus up to $50 million annually of any earnings above a 12.5 percent retail return on common equity during the second and third years, to be applied to accelerated amortization or depreciation of assets. Two-thirds of any additional earnings above the 12.5 percent return were to be applied to rate reductions and the remaining one-third was to be retained by GEORGIA.

         GEORGIA was required to file a general rate case with the Georgia PSC by July 1, 2001. Accordingly, on June 29, 2001, GEORGIA filed a rate plan with the Georgia PSC. On December 20, 2001, the Georgia PSC approved a three-year rate order, effective January 2, 2002. Under the new accounting order, GEORGIA's rates are set assuming a 12.5 percent return on common equity. Future earnings are to be evaluated against a retail return on common equity range of 10 percent to 12.95 percent. Two-thirds of any earnings in excess of 12.95 percent will be applied to rate reductions and the remaining one-third retained by GEORGIA. The order will also decrease retail rates by $118 million per year effective January 2, 2002.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    December 21, 2001                     THE SOUTHERN COMPANY


                                               By /s/Tommy Chisholm
                                                   Tommy Chisholm
                                                     Secretary